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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 23,2006

                                DIRECTVIEW, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                  001-11115             04-3053538
      ---------------------------- ---------------------   -----------------
     (State or other jurisdiction        (Commission         (IRS Employer
            of incorporation)             File Number)      Identification No.)


7777 West Camino Real, Suite 200, Boca Raton, Florida           33433
-------------------------------------------------------------------------------
  (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code      561-750-9777
                                                        ------------


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]  Written communications pursuant to Rule 425 under the Securities
               Act (17 CFR 230.425)

         [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange
               Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02         Unregistered Sales of Equity Securities


                  On March 23, 2006, the Company completed a private placement of $1,212,329 principal amount of secured convertible debentures and warrants to purchase 409,000,000 shares of common stock. The investors under the agreement were Highgate House Funds, Ltd. and Cornell Capital Partners, LP. Under the terms of the agreement, Highgate surrendered the Company's secured convertible debenture issued on April 1, 2005 in the principal amount of $500,000 and a second secured debenture issued May 31, 2005 also in the principal amount of $500,000, and in consideration therefor, the Company issued to Highgate secured convertible debentures in the principal amounts of $534,041 and $528,288, giving effect to accrued interest on the previously issued debentures. Each of the new debentures mature on March 23, 2009 while the previous debentures would have matured in 2006. In addition, the Company issued a secured convertible debenture in the principal amount of $150,000 to Cornell in exchange for gross proceeds in that amount.


                  Each of the debentures provides for interest in the amount of 10% and are convertible at the lesser of $0.015 or 85% of the lowest closing bid price of the Company's common stock during the 10 trading days immediately preceding the conversion date. The assets of the Company and the pledge of 250,000,000 shares of the Company's common stock used to secure the previously issued debentures are securing the three debentures in the current financing.


                  The Company also issued to Highgate warrants to purchase 358,394,915 shares of common stock at exercise prices between $0.01 to $0.035 per share for a five-year term. The Company also issued to Cornell warrants to purchase 50,605,085 shares of common stock on the same terms. Each of the warrants contains cash and cashless exercise provision and contains anti-dilution provisions.


                  The Company has agreed to file a registration statement covering the shares of common stock underlying the securities issued no later than April 25, 2006, and will use its best efforts to have the registration statement declared effective with the Securities and Exchange Commission within 90 days of the filing date. If the Company does not meet the scheduled filing and effectiveness dates, it has agreed to pay liquidated damages of 2% per 30-day period following the scheduled filing and effective date for the registration statement which, at the option of the investors, may either be in cash or common stock of the Company. The Company's previous registration statement was withdrawn earlier in March 2006.


                  In connection with the issuance of the debentures and related securities, the Company paid to Yorkville Advisors, LLC commitment and structuring fees in the amount of $20,000 resulting in net proceeds payable to the Company of $130,000.

                  Each of the investors who participated in the private placement was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act of 1933. The investors were provided access to business and financial data about the Company and had knowledge and experience in business and financial matters so as to be able to evaluate the risks and merits of an investment in the Company. An applicable filing under Regulation D was made with the Securities and Exchange Commission. Accordingly, the issuance and sale of the securities was exempt from registration under the Securities Act of 1933 by reason of Rule 506 under Regulation D as a transaction by an issuer not involving a public offering.



                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                        DIRECTVIEW, INC.



                                                   By:      /s/ Jeffrey Robbins
                                                   -----------------------------
                                                     Jeffrey Robbins, President
March 24, 2006